Exhibit 6.164.2

Blue Tape Inspection Addendum

Property Address: 1113 A+B Leland Ave. Nashville, TN 37216
Buyer: [redacted]
Seller: [redacted]
Buyer's Agent: [redacted]
Listing Agent: [redacted]

This ADDENDUM between the undersigned parties is entered into and is effective as of the Date provided in the Purchase and Sale Agreement with an Effective Date or Binding Agreement Date of 05/26/2022 for the purpose of changing, deleting, supplementing or adding terms to said Agreement. In consideration of mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

A Blue Tape Walkthrough will be conducted upon written notification from seller to buyer. Inspection will last one hour from agreed upon time. Seller requests that the Walkthrough is attended only by the buyer and their Agent. Seller's obligation to complete any repairs/touch ups noted during the Walkthrough shall be limited to the Punch List generated at the time of the Walkthrough and terms of the signed Builder Warranty between Seller and Buyer.

In the event a dispute arises between Seller and Buyer as to the legitimacy of a Punch List item, the opinion of the Project Manager shall govern. There will not be another Punch List created at any Final Walkthrough. Buyer acknowledges that seller will make their best efforts to complete any outstanding items (if any) specified in the agreed upon Punch List as soon as reasonably possible after closing. Any incomplete repairs, touch ups or Punch List items shall not constitute a valid reason for Buyer's failure to close, nor the imposition of any condition upon closing. The home shall be considered ready for closing upon the issuance of a Certificate of Occupancy by the appropriate governing entity. All Parties acknowledge and agree that the Certificate of Use and Occupancy is Prima Facie evidence that the property meets or exceeds all building code requirements.

Buyer Further agrees that under no circumstances shall the closing be delayed or postponed due to Buyer's inability to inspect the property and execute a Punch List prior to closing and there shall be no withholding of any or all of Seller's proceeds at closing for any Punch List item.

This Addendum is made a part of the Agreement as if quoted therein verbatim. Should the terms of this Addendum conflict with the terms of the Agreement or other documents executed prior to or simultaneous to the execution of this Addendum, the terms of this Addendum shall control, and the conflicting terms are hereby considered deleted and expressly waived by all parties. In all other respects, the Agreement shall remain in full force and effect.

Th ceipt of a copy.

______________________	______________________
BUYER	**BUYER**
By: ______________________	**By:** ______________________
Title: ______________________	**Title:** ______________________
Entity: ______________________	**Entity:** ______________________
__________ at ________ o'clock □ am/ □ pm	__________ at ________ o'clock □ am/ □ pm
Date	**Date**

The party(ies) below have signed and acknowledge receipt of a copy.

[redacted] dotloop verified 05/30/22 10:12 PM CDT JXRE-KCJN-RKDX-EH5S	______________________
SELLER	**SELLER**
By: [redacted]	**By:** ______________________
Title: [redacted]	**Title:** ______________________
Entity: [redacted]	**Entity:** ______________________
__________ at ________ o'clock □ am/ □ pm	__________ at ________ o'clock □ am/ □ pm
Date	**Date**

The party(ies) below have signed and acknowledge receipt of a copy.

[redacted] dotloop verified 05/31/22 8:48 AM CDT KWZL-HSF3-70F8-ILOS	[redacted]
BUYER'S AGENT	**FIRM / COMPANY**
__________ at ________ o'clock □ am/ □ pm	______________________
Date	**Address**

T [redacted] e signed and acknowledge receipt of a copy.

[redacted] dotloop verified 05/27/22 3:39 PM CDT AOZU-SUKC-Y7VL-IJMT	[redacted]
LISTING AGENT	**FIRM / COMPANY**
__________ at ________ o'clock □ am/ □ pm	______________________
Date	**Address**

NOTE: This form is provided by Tennessee REALTORS® to its members for their use in real estate transactions and is to be used as is. By downloading and/or using this form, you agree and covenant not to alter, amend, or edit said form or its contents except as where provided in the blank fields, and agree and acknowledge that any such alteration, amendment or edit of said form is done at your own risk. Use of the Tennessee REALTORS® logo in conjunction with any form other than standardized forms created by Tennessee REALTORS® is strictly prohibited. This form is subject to periodic revision and it is the responsibility of the member to use the most recent available form.

[redacted]

RE/MAX ashton REAL ESTATE GROUP ADVANTAGE

TENNESSEE RESIDENTIAL PROPERTY DISCLOSURE

(For Exempt Properties and Residential Property Disclaimers)

Regarding: ("Property") 1113 A+B Leland Ave. Nashville TN 37216
PROPERTY ADDRESS

Pursuant to Tenn. Code Ann. § 66-5-212, Sellers are required to disclose, in writing, the presence of any known exterior injection well on the Property, whether the Sellers have knowledge that any single family residence on the Property has ever been moved from an existing foundation to another foundation, the presence of any known sinkhole, and whether the Sellers have knowledge of any percolation tests or soil absorption rates performed on the Property that are determined or accepted by the Tennessee Department of Environment and Conservation and the results of said tests and/or rates. Sellers, pursuant to Tenn. Code Ann. § 66-5-213, are also required to disclose in writing if the Property is located in a Planned Unit Development as defined therein and upon request, provide buyers with a copy of the development's restrictive covenants, homeowner bylaws and master deed.

ARE YOU (SELLER) AWARE OF ANY OF THE FOLLOWING:	YES	NO	UNKNOWN
1. Is there an exterior injection well anywhere on the property?	☐	✘	☐
2. Is seller aware of any percolation tests or soil absorption rates being performed on the property that are determined or accepted by the Tennessee Department of Environment and Conservation? If yes, results of test(s) and/or rate(s) are attached.	☐	✘	☐
3. Has any residence on this property ever been moved from its original foundation to another foundation?	☐	✘	☐
4. Is this property in a Planned Unit Development? Planned Unit Development is defined pursuant to Tenn. Code Ann. § 66-5-213 as "an area of land, controlled by one (1) or more landowners, to be developed under unified control or unified plan of development for a number of dwelling units, commercial, educational, recreational or industrial uses, or any combination of the foregoing, the plan for which does not correspond in lot size, bulk or type of use, density, lot coverage, open space, or other restrictions to the existing land use regulations." Unknown is not a permissible answer under the statute.	☐	✘	
5. Is a sinkhole present on the property? A sinkhole is defined pursuant to Tenn. Code Ann. § 66-5-212(c) as "a subterranean void created by the dissolution of limestone or dolostone strata resulting from groundwater erosion, causing a surface subsidence of soil, sediment, or rock and is indicated through the contour lines on the property's recorded plat map."	☐	☐	✘
6. Was a permit for a subsurface sewage disposal system for the Property issued during a sewer moratorium pursuant to Tenn. Code Ann. § 68-221-409? If es, Bu er ma have a future obligation to connect to the public sewer system.	☐	✘	

[redacted] dotloop verified 05/30/22 10:11 PM CDT G1OG-ZKWV-J71H-IFRG eceipt of a copy.

SELLER [redacted] | **SELLER**

________ at ______ o'clock ☐ am/ ☐ pm | ________ at ______ o'clock ☐ am/ ☐ pm
Date | **Date**

The p … ipt of a copy.

BUYER [redacted] | **BUYER**

________ at ______ o'clock ☐ am/ ☐ pm | ________ at ______ o'clock ☐ am/ ☐ pm
Date | **Date**

RE/MAX ADVANTAGE
ashton REAL ESTATE GROUP

CONFIRMATION OF AGENCY STATUS

Every real estate licensee is required to disclose his or her agency status in a real estate transaction to any buyer or seller who is not represented by an agent and with whom the Licensee is working directly in the transaction. The purpose of this Confirmation of Agency Status is to acknowledge that this disclosure occurred. Copies of this confirmation must be provided to any signatory thereof. As used below, "Seller" includes sellers and landlords; "Buyer" includes buyers and tenants. Notice is hereby given that the agency status of this Licensee (or Licensee's company) is as follows in this transaction:

The real estate transaction involving the property located at:

1113 A+B Leland Ave. Nashville TN 37216

PROPERTY ADDRESS

SELLER NAME: [redacted]	**BUYER NAME:** [redacted]
LICENSEE NAME: [redacted]	LICENSEE NAME: [redacted]
in this consumer's current or prospective transaction is serving as:	in this consumer's current or prospective transaction is serving as:
☐ **Transaction Broker or Facilitator.** (not an agent for either party).	☐ **Transaction Broker or Facilitator.** (not an agent for either party).
☐ **Seller is Unrepresented.**	☐ **Buyer is Unrepresented.**
☐ **Agent for the Seller.**	☐ **Agent for the Buyer.**
☒ **Designated Agent for the Seller.**	☑ **Designated Agent for the Buyer.**
☐ **Disclosed Dual Agent (for both parties)**, with the consent of both the Buyer and the Seller in this transaction.	☐ **Disclosed Dual Agent (for both parties)**, with the consent of both the Buyer and the Seller in this transaction.

This form was delivered in writing, as prescribed by law, to any unrepresented buyer **prior to the preparation of any offer to purchase,** OR to any unrepresented seller **prior to presentation of an offer to purchase;** OR (if the Licensee is listing a property without an agency agreement) **prior to execution of that listing agreement.** This document also serves as confirmation that the Licensee's Agency or Transaction Broker status was communicated orally before any real estate services were provided and also serves as a statement acknowledging that the buyer or seller, as applicable, was informed that any complaints alleging a violation or violations of Tenn. Code Ann. § 62-13-312 must be filed within the applicable statute of limitations for such violation set out in Tenn. Code Ann. § 62-13-313(e) with the Tennessee Real Estate Commission, 710 James Robertson Parkway, 3rd Floor, Nashville, TN 37232, PH: (615) 741-2273. **This notice by itself, however, does not constitute an agency agreement or establish any agency relationship.**

By signing below, parties acknowledge receipt of Confirmation of Agency relationship disclosure by Realtor® acting as A [redacted] of Seller/Landlord and/or Buyer/Tenant pursuant to the National Association of Realtors® Code o [redacted]

dotloop verified 05/30/22 10:10 PM CDT MCBU-A4IA-0L3P-OVC1

Se er gnature [redacted] | Buyer Signature | Date

S [redacted]

dotloop verified 05/30/22 7:42 PM CDT BCJK-EGGR-QQAC-YKFV

Date

[redacted]

dotloop verified 05/31/22 8:46 AM CDT FNXU-2XYP-ORT9-OMZA

Listing Licensee [redacted] Date | Date

[redacted]

[redacted]

Listing Company | Selling Company

NOTE: This form is provided by Tennessee REALTORS® to its members for their use in real estate transactions and is to be used as is. By downloading and/or using this form, you agree and covenant not to alter, amend, or edit said form or its contents except as where provided in the blank fields, and agree and acknowledge that any such alteration, amendment or edit of said form is done at your own risk. Use of the Tennessee REALTORS® logo in conjunction with any form other than standardized forms created by Tennessee REALTORS® is strictly prohibited. This form is subject to periodic revision and it is the responsibility of the member to use the most recent available form. [redacted]

[redacted] ____ is involved as a Tennessee REALTORS® authorized user. Unauthorized use of the form may result in legal sanctions being brought against the user and should be reported to Tennessee REALTORS® at 615- 321-1477.

TENNESSEE REALTORS